As filed with the Securities and Exchange Commission on November 23, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUALITY SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

California	95-2888568
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18111 Von Karman, Suite 700

Irvine, California 92612

(949) 255-2600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James J. Sullivan, Esq.

Executive Vice President, General Counsel and Secretary

Quality Systems, Inc.

18111 Von Karman, Suite 700

Irvine, California 92612

(949) 255-2600 / (949) 255-2610 (fax)

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all correspondence to:

Thomas J. Crane, Esq.

Ryan Chavez, Esq.

Rutan & Tucker, LLP

611 Anton Boulevard, 14th Floor

Costa Mesa, California 92626

(714) 641-5100 / (714) 546-9035 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering price(1)(2)	Amount of Registration Fee(2)(3)
Common stock, $0.01 par value

(1)	An indeterminate amount of shares of common stock of Quality Systems, Inc. to be offered at indeterminate prices is being registered pursuant to this registration statement.
(2)	Omitted pursuant to Form S–3 General Instruction II.E.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrants are deferring payment of the registration fee required in connection with this registration statement. Accordingly, no registration fee is paid herewith.

PROSPECTUS

QUALITY SYSTEMS, INC.

Common Stock

We, or selling security holders under this prospectus, may offer from time to time our common stock. We will provide the specific terms of any offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

We, or selling security holders, may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “QSII.”

The mailing address and the telephone number of our principal executive offices are 18111 Von Karman, Suite 700, Irvine, California 92612, (949) 255-2600.

Investing in our shares of common stock involves risks. See “Risk Factors” on page 5 for factors you should consider before buying shares of our common stock. You should also review carefully any risk factors included in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus or any applicable prospectus supplement for a discussion of risks that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Prospectus dated November 23, 2011.

-i-

PROSPECTUS SUMMARY

To fully understand this offering and its consequences to you, you should read the following summary along with the more detailed information and our consolidated financial statements and the notes to those financial statements incorporated by reference in this prospectus. In this prospectus, the words “Company,” “we,” “us,” “our” and similar terms refer to Quality Systems, Inc., a California corporation, together with its subsidiaries, unless the context provides otherwise.

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission (the Commission) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933. Under this shelf process, we or selling security holders may sell our common stock described in this prospectus in one or more offerings. Each time we or any selling security holders sell our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under the sections of this prospectus titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before you make any investment decision. We are responsible only for the information contained in this prospectus or incorporated by reference in this prospectus or to which we have referred you, including any prospectus supplement that we file with the Commission relating to this prospectus. Neither we nor the selling security holders have authorized any dealer, salesman or other person to provide you with information different from that contained in this prospectus or additional information. This prospectus is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements concerning future conditions in the healthcare information systems industry, and concerning our future business, financial condition, operating strategies, and operational and legal risks. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those identified under the caption “Risk Factors” herein, contained in any applicable prospectus supplement and contained in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments to each such Form 10-K and/or Form 10-Q reflected in subsequent filings with the Commission. It is important to note that our performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Other unforeseen factors not identified herein could also have such an effect. Any of these different outcomes could cause the price of our common stock to decline substantially. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law.

THE COMPANY

We, including our wholly-owned subsidiaries, are comprised of four business divisions: (i) the QSI Dental Division; (ii) the NextGen Division, which consists of NextGen Healthcare Information Systems, Inc. (NextGen); (iii) the Practice Solutions Division, which consists of Lackland Acquisition II, LLC dba Healthcare Strategic Initiatives (HSI) and Practice Management Partners, Inc. (PMP); and (iv) the Inpatient Division, which consists of NextGen Inpatient Solutions, LLC (NextGen IS f/k/a Sphere) and Opus Healthcare Solutions, LLC (Opus). We primarily derive revenue by developing and marketing healthcare information systems that automate certain aspects of medical and dental practices, networks of practices such as physician hospital organizations (PHOs) and management services organizations (MSOs), ambulatory care centers, community health centers, small hospitals and medical and dental schools. We also offer comprehensive systems implementation, maintenance and support and add-on complementary services such as revenue cycle management (RCM) and electronic data interchange (EDI). Our systems and services provide our clients with the ability to redesign patient care and other workflow processes while improving productivity through facilitation of managed access to patient information. Utilizing our proprietary software in combination with third-party hardware and software solutions, our products enable the integration of a variety of administrative and clinical information operations.

Our four business divisions operate largely as stand-alone operations, with each business division maintaining its own distinct product lines, product platforms, development, implementation and support teams, sales staffing and branding. Our four business divisions share the resources of our corporate office, which includes a variety of accounting and other administrative functions. Additionally, there are a small but growing number of clients who are simultaneously utilizing software or services from more than one of our business divisions. We continue to pursue product and service enhancement initiatives within each business division.

In January 2011, we formed Quality Systems India Healthcare Private Limited to function as our India-based captive to offshore technology application development and business processing services.

In April 2011, we acquired substantially all of the assets of IntraNexus, Inc. a provider of Web-based integrated clinical and hospital information systems.

In August 2011, we acquired C.Q.I. Solutions, Inc. (C.Q.I.), a provider of surgery information systems throughout the U.S. C.Q.I. will offer specific solutions to clients of our Inpatient Division.

QSI Dental Division. The QSI Dental Division, co-located with our corporate headquarters in Irvine, California, currently focuses on developing, marketing and supporting software suites sold to dental organizations located throughout the US. In addition, the Division supports a growing number of organizations utilizing its Software as a Service (SaaS) model-based NextDDS™ financial and clinical software and certain number of medical clients that utilize the Division’s UNIX®-based medical practice management software product.

The QSI Dental Division’s practice management software suite utilizes a UNIX® operating system. Its Clinical Product Suite (CPS) utilizes the Windows operating system and can be fully integrated with the practice management software offered from each of our business divisions. CPS incorporates a wide range of clinical tools including, but not limited to, periodontal charting and digital imaging of X-ray and inter-oral camera images as part of the electronic patient record. The Division develops, markets and manages our Dental EDI/connectivity applications including our QSInet Application Service Provider (ASP).

In July 2009, we licensed source code that allows us to deliver hosted, Web-based SaaS model practice management and clinical software solutions to the dental industry. This new software solution (NextDDS™) is being marketed primarily to the multi-location dental group practice market in which the Division has historically been a dominant player. NextDDS™ brings the QSI Dental Division to the forefront of the emergence of Internet-based applications and cloud computing and represents a significant growth opportunity for the Division to sell both to its existing client base as well as new clients.

NextGen Division. The NextGen Division, with headquarters in Horsham, Pennsylvania and significant locations in Atlanta, Georgia and Austin, Texas, provides integrated clinical, financial and connectivity solutions for ambulatory and dental provider organizations.

The NextGen Division’s major product categories include the NextGen ambulatory product suite and NextGen Community Connectivity.

The NextGen Ambulatory product suite streamlines patient care with standardized, real-time clinical and administrative workflows within a physician’s practice, and consists of:

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NextGen Electronic Health Records (NextGenehr) to ensure complete, accurate documentation to manage patient care electronically and to improve clinical processes and patient outcomes with electronic charting at the point of care;

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NextGen Practice Management (NextGenpm) to automate business processes, from front-end scheduling to back-end collections and financial and administrative processes for increased performance and efficiencies;

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NextGen Dashboard, which allows providers to view patient data in a visually rich graphical format. Using bar charts, pie charts, gauges and more, the system displays information at the practice or single provider level;

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NextGen Mobile improves patient care through anytime, anywhere access of patient data. In addition, Mobile has the capability to increase revenue by easily capturing charges at the point of care resulting in potential reduction of medical liability through better documentation of out-of-office actions; and

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NextGen NextPen is a revolutionary digital pen that quickly captures data into NextGen Ambulatory EHR. NextPen captures structured data and graphic drawings as part of the patient record without scanning or transcription. This technology requires no learning curve for adoption.

NextGen Community Connectivity consists of:

•	NextGen Health Information Exchange (HIE), formerly Community Health Solution, to exchange patient data securely with community healthcare organizations;

•	NextGen Patient Portal (NextMD.com) to communicate with patients online and import information directly into NextGenehr; and

•	NextGen Health Quality Measures (HQM) to allow seamless quality measurement and reporting for practice and physician performance initiatives.

The NextGen Division products utilize Microsoft Windows technology and can operate in a client-server environment as well as via private intranet, the Internet, or in an ASP environment.

Services provided by the NextGen Division include:

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EDI services that are intended to automate the entire patient statement process, reducing labor and printing costs associated with producing statements in house. In addition, NextGen EDI works with the most innovative clearinghouses to transform electronic claims submissions into payments;

•	Hosting services that allow practices seeking the benefits of IT automation but not the maintenance of in-house hardware and networking;

•	NextGuard — Data Protection services that provide an off-site, data archiving, restoration and disaster recovery preparedness solution for practices to protect clinical and financial data;

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Consulting services, such as strategic governance models and operational transformation, technical consulting such as data conversions or interface development, that also allow practices to build custom add-on features; Physician Consulting Resources, services that allow practices to consult with the NextGen Division’s physician team; and

•	eHealth consulting services that assist in connecting communities of practice for data sharing.

Practice Solutions Division. The Practice Solutions Division, with locations in St. Louis, Missouri and Hunt Valley, Maryland, focuses primarily on providing physician practices with RCM services, primarily billing and collection services for medical practices. This Division combines a Web-delivered SaaS model and the NextGenpm software platform to execute its service offerings. Execution of the plan to transition our client base onto the NextGen platform is under execution. The Practice Solutions Division provides technology solutions and consulting services to cover the full spectrum of providers’ revenue cycle needs from patient access through claims denials.

Practice Solutions Division revenue growth in fiscal years 2011, 2010 and 2009 was positively impacted by the acquisitions of HSI and PMP in May 2008 and October 2008, respectively. Growth subsequent to fiscal year 2009 was created primarily by cross selling RCM services to NextGen clients.

On May 20, 2008, we acquired St. Louis-based HSI, a full-service healthcare RCM company. HSI operates under the umbrella of the Company’s Practice Solutions Division. Founded in 1996, HSI provides RCM services to providers including health systems, hospitals and physicians in private practice with an in-house team consisting of specialists in medical billing, coding and compliance, payor credentialing and information technology.

On October 28, 2008, we acquired Maryland-based PMP, a full-service healthcare RCM company. This acquisition is also part of our growth strategy for our Practice Solutions Division. Similar to HSI, PMP operates under the umbrella of the Company’s Practice Solutions Division. Founded in 2001, PMP provides physician billing and technology management services to healthcare providers, primarily in the Mid-Atlantic region.

Inpatient Solutions Division. The Inpatient Solutions Division, with its primary location in Austin, Texas, provides integrated clinical, financial and connectivity solutions for rural and community hospitals.

On August 12, 2009, we acquired NextGen IS, a provider of financial information systems to the small hospital inpatient market. This acquisition, along with our acquisition of Opus, is part of our strategy to expand into the small hospital market and to add new clients by taking advantage of cross-selling opportunities between the ambulatory and inpatient markets.

On February 10, 2010, we acquired Opus, a provider of clinical information systems to the small hospital inpatient market. Founded in 1987 and headquartered in Austin, Texas, Opus delivers Web-based clinical solutions to hospital systems and integrated health networks nationwide. This acquisition complements and will be integrated with the assets and operations of NextGen IS. Both companies are established developers of software and services for the inpatient market and will operate under the Company’s Inpatient Solutions Division.

The Inpatient Solutions Division products that deliver secure, highly adaptable and easy to use applications to patient centered hospitals and health systems consist of:

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NextGen Clinicals, which resides on an advanced truly active web 2.0 platform — and is designed to initiate widespread work efficiency and communication, reduce errors and time-to-chart, and improve care; and

•	NextGen Financials, which is a financial and administrative system that helps hospitals significantly improve the smart operations and financial and regulatory management of their facilities.

Corporate Location

Our principal executive offices are located at 18111 Von Karman, Suite 700, Irvine, California 92612. Our telephone number is (949) 255-2600. Our Internet address is www.qsii.com. Information contained on, or that is accessible through, our websites should not be considered to be part of this prospectus.

Trademarks

Service marks, trademarks and trade names of other companies that are referred to in this prospectus are the property of their respective owners. Our use or display of other companies’ trademarks, service marks or trade names is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, such other companies.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Commission as well as any amendments to each such Form 10-K and/or Form 10-Q reflected in subsequent filings with the Commission, which are incorporated herein by reference in their entirety (the Quality Systems Risk Factors).

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the Quality Systems Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and any prospectus supplement. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in the sections titled “Business” and “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” incorporated by reference from our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Commission. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described herein under “Special Note Regarding Forward-Looking Statements,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds, if any, from this offering for general corporate purposes, including working capital, to repay indebtedness and to fund possible investments in and acquisitions of complementary businesses, partnerships, minority investments, products or technologies. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holders.

DIVIDEND POLICY

We have paid a quarterly cash dividend on our common stock, commencing with the conclusion of our first fiscal quarter of 2008 (June 30, 2007). The most recent quarterly dividend with a record date of September 19, 2011, was $0.175 per share (adjusted for the 2-for-1 stock split that became effective October 26, 2011) and was distributed on October 5, 2011. We anticipate that future quarterly dividends, if and when declared by the Board pursuant to this policy, would likely be distributable on or about the fifth day of each of the months of October, January, April and July. There can be no guarantees that we will have the financial wherewithal to fund this dividend in perpetuity or to pay it at historic rates. Further, the Board may decide not to pay the dividend at some future time for financial or non-financial reasons.

DESCRIPTION OF CAPITAL STOCK

All outstanding shares of our common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

•	each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by our shareholders;

•	the holders of our common stock are entitled to receive lawful dividends as may be declared by our board of directors;

•

upon our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to receive a pro rata portion of all assets remaining for distribution after satisfaction of all of our liabilities;

•	there are no redemption or sinking fund provisions applicable to our common stock; and

•	there are no preemptive or conversion rights applicable to our common stock.

SELLING SECURITY HOLDERS

Selling security holders may use this prospectus in connection with resales of securities. The applicable prospectus supplement, post-effective amendment or other filings we make with the SEC under the Securities Exchange Act of 1934, as amended, will identify the selling security holders, the terms of the securities and the transaction in which the selling security holders acquired the securities. Selling security holders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commission under the Securities Act, as amended. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holders.

PLAN OF DISTRIBUTION

We, or any selling security holders, may sell the offered securities through agents, underwriters or dealers, or directly to one or more purchasers, or through a combination of these methods of sale. We will identify the specific plan of distribution, including any agents, underwriters, dealers or direct purchasers, and any compensation paid in connection therewith, in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the shares of common stock offered by this prospectus will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.

EXPERTS

The consolidated financial statements as of March 31, 2011 and March 31, 2010, and for each of the years ended March 31, 2011 and March 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of March 31, 2011 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the year ended March 31, 2009 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2011 have been so incorporated in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its telephone number is (303) 262-0600.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information incorporated by reference that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering; provided, however, that we are not incorporating any information deemed furnished and not filed in accordance with Commission rules, including pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Current Report on Form 8-K for November 23, 2011, as filed with the Commission on November 23, 2011;

•	Our Current Report on Form 8-K/A for October 27, 2011, as filed with the Commission on November 1, 2011;

•	Our Current Report on Form 8-K for October 27, 2011, as filed with the Commission on October 28, 2011;

•	Our Current Report on Form 8-K for October 3, 2011, as filed with the Commission on October 6, 2011;

•	Our Current Report on Form 8-K for August 11, 2011, as filed with the Commission on August 15, 2011;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, as filed with the Commission on August 5, 2011;

•	Our Current Report on Form 8-K/A for July 28, 2011, as filed with the Commission on August 4, 2011;

•	Our Current Report on Form 8-K for July 29, 2011, as filed with the Commission on August 3, 2011;

•	Our Current Report on Form 8-K for July 28, 2011, as filed with the Commission on August July 28, 2011;

•

Our Proxy Statement for our Annual Meeting of Shareholders held on August 11, 2011, as filed with the Commission on July 1, 2011, as well as the Definitive Additional Materials to the Proxy Statement filed with the Commission on July 1, 2011;

•	Our Current Report on Form 8-K/A for June 27, 2011, as filed with the Commission on June 29, 2011;

•	Our Current Report on Form 8-K/A for May 26, 2011, as filed with the Commission on June 2, 2011;

•	Our Current Report on Form 8-K for May 26, 2011, as filed with the Commission on May 26, 2011;

•	Our Current Report on Form 8-K for May 25, 2011, as filed with the Commission on June 1, 2011;

•	Our Annual Report on Form 10-K for the year ended March 31, 2011, as filed with the Commission on May 27, 2011; and

•	Our Current Report on Form 8-K for March 30, 2011, as filed with the Commission on April 7, 2011;

•

The description of our capital stock contained in our Current Report on Form 8-K for November 3, 2005, as filed with the Commission on November 8, 2005, including any amendments or reports filed for the purpose of updating such description.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

Quality Systems, Inc.

18111 Von Karman, Suite 700

Irvine, California 92612

Attention: General Counsel

Telephone: (949) 255-2600

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the common stock offered in this prospectus with the Commission in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document that is filed as an exhibit to the registration statement. Each statement concerning a document that is filed as an exhibit should be read along with the entire document. For further information regarding us and the common stock offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information on the Public Reference Room.

The Commission also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the Commission. The Commission’s website address is http://www.sec.gov.

QUALITY SYSTEMS, INC.

PROSPECTUS

NOVEMBER 23, 2011

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any accompanying supplement to this prospectus is accurate as of the dates on their covers. When this prospectus or a supplement is delivered or a sale is made pursuant to this prospectus or a supplement, it is not implied that the information is current as of the date of the delivery or sale.

PART II

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing expenses	(2)
Blue sky fees and expenses	(2)
Transfer agent and registrar fees and expenses	(2)
Miscellaneous	(2)

Total	(2)(3)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

(3)	Excludes the SEC registration fee which is being deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15. Indemnification of Directors and Officers

The Registrant’s Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California Corporations Code (the “California Code”). Under section 204(a)(10) of the California Code, a director’s liability to a company or its shareholders may not be limited with respect to the following items:

(i)	acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

(ii)	acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director;

(iii)	any transaction from which a director derived an improper personal benefit;

(iv)	acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders;

(v)	acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders;

(vi)	contracts or transactions between the company and a director within the scope of Section 310 of the California Code;

(vii)	improper distributions, loans and guarantees under Section 316 of the California Code;

(viii)	acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective; or

(ix)	acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

The limitation of liability does not affect the availability of injunctions and other equitable remedies available to the Registrant’s shareholders for any violation by a director of the director’s fiduciary duty to the Registrant or its shareholders.

The Registrant’s Articles of Incorporation also include an authorization for the Registrant to indemnify its “agents” (as defined in Section 317 of the California Code) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, the Registrant’s Bylaws provide for indemnification of the Registrant’s directors. In addition, the Registrant may, at its discretion, provide indemnification to persons whom the Registrant is not obligated to indemnify, including its officers, employees and other agents. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. It is the Registrant’s policy to enter into such indemnity agreements with its directors and executive officers to provide the maximum indemnification permitted by law. These agreements, together with the Registrant’s Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the California Code and the Registrant’s Bylaws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index, which follows the signature pages hereof and is incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on November 23, 2011.

QUALITY SYSTEMS, INC.

By:	/s/ STEVEN PLOCHOCKI
Steven Plochocki
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Quality Systems, Inc., a California corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitutes and appoints each of Steven Plochocki and Paul Holt his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ STEVEN PLOCHOCKI Steven Plochocki	Chief Executive Officer (principal executive officer) and Director	November 23, 2011

/s/ PAUL HOLT Paul Holt	Chief Financial Officer (principal financial and accounting officer)	November 23, 2011

/s/ CRAIG BARBAROSH Craig Barbarosh	Director	November 23, 2011

/s/ MURRAY BRENNAN Murray Brennan	Director	November 23, 2011

George Bristol	Director

/s/ PATRICK CLINE Patrick Cline	Director	November 23, 2011

Ahmed Hussein	Director

/s/ RUSSELL PFLUEGER Russell Pflueger	Director	November 23, 2011

/s/ SHELDON RAZIN Sheldon Razin	Director	November 23, 2011

/s/ MAUREEN SPIVACK Maureen Spivack	Director	November 23, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Rutan & Tucker, LLP (*)

23.1	Consent of Independent Registered Public Accounting Firm-PricewaterhouseCooper LLP (*)

23.2	Consent of Independent Registered Public Accounting Firm-Grant Thornton LLP (*)

23.3	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1) (*)

24.1	Power of Attorney (contained in the signature page to the registration statement) (*)

(*)	Filed herewith.